BAS was the affiliated party involved in the underwriting of all the following securities.

Fund Series			Fund
Columbia Funds Series Trust I	Columbia High Yield Municipal Fund

Fund				Broker
Columbia High Yield Municipal
Fund				Lehman Brothers

Fund				Security
Columbia High Yield Municipal
Fund				MA State Housing MFAM

Fund				Trade Date	Quantity
Columbia High Yield Municipal
Fund				4/22/2005	"750,000"

Fund				Price		Amount
Columbia High Yield Municipal
Fund				100.00		"750,000"